Exhibit 99.1

FOR IMMEDIATE RELEASE

Avantor® Names R. Brent Jones as Chief Financial Officer

RADNOR, Pa. – July 13, 2023 – Avantor, Inc. (NYSE: AVTR), a leading global provider of mission-critical products and services to customers in the life sciences, advanced technologies and applied materials industries, today announced that R. Brent Jones will join the company as Executive Vice President and Chief Financial Officer, effective August 7, 2023.

Over a nearly 30-year career, Mr. Jones has served as chief financial officer for several public and private life sciences companies and, previously, as a senior investment banker. He is currently Executive Vice President, Chief Financial Officer and Chief Operating Officer at LifeScan Global Corporation, a global leader in blood glucose monitoring and digital health technology, where he is responsible for all aspects of LifeScan’s global finance and operations functions.

“Brent distinguished himself in our search as an innovative thinker and dynamic operator who will be an exceptional partner to our businesses and Executive Leadership Team as we advance our growth plan,” said Michael Stubblefield, President and CEO. “Brent has a strong track record of disciplined execution and transformation, honed over many years of leading and advising finance organizations in the life sciences industry. I look forward to welcoming him to Avantor and working together to ensure the continued execution of our strategy.”

As Chief Financial Officer and a member of Avantor’s Executive Leadership Team, Mr. Jones will lead Avantor’s global finance organization and financial activities including accounting and controllership, financial planning and analysis, tax, investor relations, internal audit, and treasury.

“Avantor has an attractive market position, powerful fundamental drivers, and a solid platform for long-term growth,” said Mr. Jones. “I am excited to join Avantor during this important period in the company’s trajectory and will be partnering closely with the leadership team and finance organization to harness Avantor’s unique value proposition, execute its growth strategy, and create shareholder value.”

Thomas A. Szlosek, Avantor’s current Chief Financial Officer will serve in such position through August 4, 2023, at which time he will begin a new role outside the life sciences industry.

“As we welcome Brent to the team, I want to reiterate my appreciation to Tom for his many contributions to Avantor and his support to ensure a seamless transition,” Stubblefield added.

About R. Brent Jones

Mr. Jones brings to Avantor significant experience enhancing operational and financial results, building efficient and effective teams, and leading strategic and financing transactions. Since 2020, Mr. Jones has served as CFO of LifeScan, where he oversees key areas including commercial finance, corporate reporting, FP&A, investor relations, operations finance, tax, and treasury. He was promoted to Chief Financial and Operating Officer in 2023.

Prior to LifeScan, Mr. Jones was CFO at Klöckner Pentaplast Group, a global provider of packaging products for the pharmaceutical, food and beverage and other consumer end markets. He was previously the interim CFO of Pall Corporation, where he led the company’s sale to Danaher for $13.8 billion in 2015. He spent the first 15 years of his career in investment banking with several firms including Merrill Lynch, Bank of America, and corporate law with Cravath, Swaine, & Moore. Mr. Jones holds an A.B. in Biochemistry and Asian Studies from Dartmouth College and a J.D. from Yale Law School.

About Avantor

Avantor®, a Fortune 500 company, is a leading global provider of mission-critical products and services to customers in the biopharma, healthcare, education & government, and advanced technologies & applied materials industries. Our portfolio is used in virtually every stage of the most important research, development and production activities in the industries we serve. Our global footprint enables us to serve more than 300,000 customer locations and gives us extensive access to research laboratories and scientists in more than 180 countries. We set science in motion to create a better world. For more information, visit avantorsciences.com and find us on LinkedIn, Twitter and Facebook.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q, as such risk factors may be updated from time to time in our periodic filings with the SEC.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

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Avantor Media Contact

Emily Collins

Vice President, External Communications

332.239.3910

Emily.collins@avantorsciences.com

Avantor Investor Relations Contact

Christina Jones

Vice President, Investor Relations

805-617-5297

Christina.Jones@avantorsciences.com

SOURCE: Avantor and Financial News